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                                                                    EXHIBIT 4.16


                                    GUARANTY


         THIS GUARANTY ("Guaranty") is made as of this 25th day of November, 1996, by REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Guarantor"), in favor of CREDIT SUISSE as credit enhancer under the Letter of Credit Reimbursement Agreement referred to below, and all participants under such Letter of Credit Reimbursement Agreement (collectively, the "Lenders").

                                R E C I T A L S:

         A. Lender and ALAMO RENT-A-CAR, INC., a Florida corporation ("Borrower"), have entered into a Letter of Credit Reimbursement Agreement dated as of June 20, 1994, among the Borrower, Alamo Funding, L.P., AFL Fleet Funding, Inc. and Credit Suisse, as credit enhancer, as amended and modified from time to time (the "Credit Agreement"), pursuant to which Lender has agreed to issue letters of credit for the benefit of Borrower in the aggregate amount of $133,000,000.

         B. The Credit Agreement, the Loan Agreement dated as of June 20, 1994, between the Borrower and Alamo Funding, L.P., as amended or modified from time to time (the "Loan Agreement"), and each of the other documents executed by Borrower in connection with Credit Agreement and the Loan Agreement, as the same may be hereafter amended, are sometimes collectively referred to herein as the "Loan Documents".

         C. Guarantor has a financial and ownership interest in Borrower and will benefit from the transactions under the Loan Documents.

         D. Lenders will require, as security for Borrower's obligations under the Credit Agreement, an unconditional and irrevocable guaranty of payment and performance from Guarantor respecting any obligations of Borrower under the Credit Agreement.

         NOW THEREFORE, in consideration of the premises, the sum of $10.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to be of material benefit and assistance to Borrower and in order to induce Lenders to extend credit to Borrower, Guarantor guarantees and agrees as follows:

         1. Recitations. Each and all of the foregoing recitals are true and correct and are incorporated herein by reference.

         2. Guaranteed Obligations. Guarantor hereby absolutely, irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) to Lenders, their successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of the "Guaranteed Obligations" (as hereinafter defined). "Guaranteed Obligations shall mean:


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                   (a) Any and all indebtedness of Borrower to Lenders, whether now existing or hereafter incurred, including, but not limited to all principal, interest, fees, attorneys' fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Lender at any time created or arising solely in connection with the Credit Agreement or any amendment, extension, renewal, or modification thereto or substitution therefor;

                   (b) All agreements, covenants, indemnities, terms, conditions, and other obligations to be performed by, or on behalf of Borrower under the Credit Agreement; and

                   (c) All costs, expenses and fees, including but not limited to court costs and reasonable attorneys' fees and paralegal fees, arising in connection with, or as a consequence of the non-payment, non-performance or non-observance of all amounts, indebtedness, obligations and liabilities of Borrower to Lenders described in this Section 2.

         3. Guaranty of Payment; Right to Proceed Directly Against Guarantor. This is an irrevocable, absolute, continuing guaranty of payment (inter alia) and not a guaranty of collection; and the Guarantor waives any right to require that any action be brought against Borrower, any other guarantor of the Credit Agreement obligations, or any other person or to require that resort be had to any security. Lenders may, at their option, proceed against the Guarantor individually, in the first instance to collect any monies the payment of which is guaranteed hereby, without first proceeding against Borrower or any other person or guarantor of the Credit Agreement obligations, and without first resorting to any security held by its as collateral or to any other remedies, at the same or different times, as it may deem advisable; and the liability of the Guarantor hereunder shall be in no way affected or impaired by an acceptance by Lenders of any security for, or other guarantors upon, any indebtedness, liability or obligation of Borrower to the Lenders, or by any failure, delay, neglect or omission by Lenders to realize upon or protect any such indebtedness, liability or obligation or any notes or other instruments evidencing same or any collateral or security therefor.

         4. Waivers by Guarantor. Guarantor hereby waives: (a) notice of acceptance of this Guaranty by Lenders, or of the creation, renewal or accrual of any liability of Borrower, present or future, or of the reliance of Lenders upon this Guaranty (it being understood that every indebtedness, liability and obligation of Borrower to Lenders forming a part of the Guaranteed Obligations shall conclusively be presumed to have been created, contracted or incurred in reliance upon this Guaranty); (b) demand of payment from any person indebted in any manner or for any of the liabilities or obligations hereby guaranteed; (c) presentation for payment of any instrument of Borrower or any other person, protest thereof and notice of its dishonor to any party thereto and to Guarantor; (d) any duty on the part of Lenders to disclose to Guarantor any facts which Lenders may now or hereafter know about Borrower, regardless of whether lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or have a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of all obligations hereby guaranteed.



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         5. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lenders must rescind or restore any payment, or any part thereof, received by Lenders in satisfaction of the Guaranteed Obligations, as set forth therein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lenders shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Lenders that the Guaranteed Obligations hereunder shall not be discharged except by Guarantor's performance of all such obligations and then only to the extent of such performance.

         6. Notification of Default. The Guarantor shall immediately notify the Lenders of any event of default, whether or not declared, under the Guarantor's revolving Credit Facilities and Reimbursement Agreement, dated as of December 15, 1995, among the Guarantor, as borrower, NationsBank National Association (South), successor by merger to NationsBank of Florida National Association, as agent for the lenders named therein, and the lenders named therein, as such revolving credit facility may be amended or modified from time to time.

         7. Remedies. In the event that Guarantor shall fail to perform promptly as herein provided, Lenders shall have the right (from time to time, without first requiring performance on the part of the Borrower) to require performance by the Guarantor of any Guaranteed Obligations, by action at law or in equity or both, and further to collect in any such action reasonable compensation for all loss, costs, damage, injury and expense sustained or incurred by Lenders as a consequence of such breach.

         8. Interest and Expenses of Enforcement. Any sum required to be paid by Guarantor to Lenders pursuant to the terms hereof shall bear interest at the maximum rate permitted by applicable law, until paid. Guarantor agrees to pay any and all costs and expenses incurred by Lenders in enforcing any rights or remedies under this Guaranty, including, without limitation, all reasonable fees and expenses of the Lenders' attorneys, including reasonable fees and expenses of any appeals and in any bankruptcy proceedings, regardless of whether any specific legal proceedings should be commenced or initiated.

         9. No Waiver. No failure on the part of Lenders to pursue any remedy hereunder or under any of the Loan Documents, shall constitute a waiver on its part of the right to pursue said remedy on the basis of the same or a subsequent breach, nor shall failure give rise to an estoppel against Lenders, nor excuse the Guarantor from its obligations hereunder. No extension, substitution, modification, amendment or renewal of any of the Loan Documents or the provisions hereof shall operate to discharge the Guarantor from any obligation herein contained in whole or in part, except to the extent expressly provided by Lenders in writing.

         10. Guaranty Independent. Guarantor agrees that the obligations hereunder are independent of and in addition to the undertakings of the Borrower pursuant to the Loan Documents and any other obligations of Guarantor to Lenders. A separate action may be brought to enforce the



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provisions hereof against Guarantor, whether or not Borrower, or any other guarantor, is a party in any such action. Borrower and/or Guarantor and/or any other guarantor may be sued together, or any of them may be sued separately without first or contemporaneously suing the other.

         11. Amendments, Etc.. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Credit Suisse, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which such waiver or consent has been given.

         12. Subordination. Any unsecured indebtedness of the Borrower now or hereafter directly held by Guarantor ("Subordinated Indebtedness") is hereby subordinated to the indebtedness of Borrower to Lenders under the Loan Documents, and such indebtedness of Borrower to Guarantor shall, after an Event of Default, if Lenders so request, be received by Guarantor as trustee for Lenders and be paid over to Lenders on account of the indebtedness of Borrower to Lenders under the Loan Documents, but without reducing or limiting in any manner the liability of Guarantor under the other provisions of this Guaranty. Guarantor shall not collect and will take no action to collect any such Subordinated Indebtedness from Borrower until such time as the Guaranteed Obligations have been paid in full.

         13. Notices, Demands and Other Instruments. All notices, offers, acceptances, rejections, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been giving (i) when delivered in person, or (ii) when sent by telecopier, telex or other telegraphic means (with receipt confirmed), or (iii) on receipt after being sent by express mail or delivery service guaranteeing overnight delivery, provided that in each of
(i), (ii) and (iii) a copy is mailed by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                  If to Guarantor:  Republic Industries, Inc.
                                    200 Las Olas Boulevard, Suite 1400
                                    Ft. Lauderdale, Florida  33301
                                    Attn:  Richard L. Handley, Esq.

                  If to Lender:     Credit Suisse
                                    12 East 49th Street
                                    New York, NY 10017
                                    Attn:  Roger ("Rusty") Saylor

or to such other person or address as any such party shall furnish by notice to the other parties in writing. Notices need not be given or made by an officer of either party but shall be deemed sufficiently given if made by the counsel of such party, and all of such notices shall be deemed in compliance hereof provided only that they be given in the manner specified herein.




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         14.      Miscellaneous.

                  (a) This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law.

                  (b) The obligations and promises set forth herein shall be joint and several undertakings of each party now or hereafter executing and/or joining in this Guaranty, or any other guarantor of the Credit Agreement obligations, and Lenders may proceed hereunder against any one or more of said parties without waiving its right to proceed against any or all of the other parties hereto.

                  (c) If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  (d) The use of the words "herein", "hereof", "hereunder" and any other words of similar import refer to this Guaranty as a whole and not to any particular paragraph, subparagraph or other subdivision of this Guaranty unless specifically noted otherwise in this Guaranty.

                  (e) The title of this Guaranty and the headings of the paragraphs of this Guaranty are for convenience of reference only, and are not to be considered a part of the substance of this Guaranty, and shall not limit or expand or otherwise affect any of the terms hereof.

                  (f) In this Guaranty, wherever the context so requires, the neuter gender includes the masculine and/or feminine gender, the singular numbers include the plural, and the plural numbers include the singular.

                  (g) This Guaranty creates a continuing obligation and the obligation of Guarantor hereunder shall be binding upon Guarantor and its successors, heirs, representatives and assigns, and shall inure to the benefit of and be enforceable by Lenders and their successors and assigns.

                  (h) GUARANTOR AND LENDERS DO HEREBY KNOWINGLY VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR PARTY AND RELATED TO THIS TRANSACTION; THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL BEING A MATERIAL INDUCEMENT FOR LENDERS TO ISSUE THE LETTERS OF CREDIT AND TO ACCEPT THIS GUARANTY.



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         IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

                                   REPUBLIC INDUSTRIES, INC.


                                   By: /s/ Courtland D. Peddy
                                      ------------------------------
                                   Name:   Courtland D. Peddy
                                   Title:  Vice President


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